UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2018, the board of directors of Amedisys, Inc. (the “Company”) unanimously approved and adopted the Amedisys, Inc. 2018 Omnibus Incentive Compensation Plan (the “2018 Plan”), subject to the approval of the Company’s stockholders. On June 6, 2018, the Company’s stockholders approved the 2018 Plan at the Company’s annual meeting of stockholders (the “Annual Meeting”). The following summary of the 2018 Plan is qualified in its entirety by reference to the complete text of the 2018 Plan included as Exhibit 10.1 to this Current Report on Form 8-K.

Administration of the 2018 Plan

The Compensation Committee of the Board of Directors, or another committee if designated by the Board (the “Committee”), will administer the 2018 Plan. Committee members must meet the director independence standards set forth in the listing requirements of the NASDAQ Global Select Market, be “non-employee directors,” as that term is defined in the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, and be “outside directors,” as that term is defined in the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended. With respect to awards under the 2018 Plan that are issued to non-employee directors, the 2018 Plan is administered by the independent members of the Board of Directors.

Shares Available under the 2018 Plan for Equity Grants

Under the 2018 Plan, the total number of shares reserved and available for issuance under the 2018 Plan at any time during the term of the 2018 Plan (including incentive stock options) shall be 2,500,000 shares, which includes 1,254,501 shares remaining available for issuance under the Company’s 2008 Omnibus Incentive Compensation Plan as of April 12, 2018, the record date for the Annual Meeting, subject to adjustment as set forth in the 2018 Plan. In addition, the following categories of shares will be available again for grant under the 2018 Plan:

•	awards issued under the 2018 Plan that, subject to stockholder approval, as applicable, (i) are settled in cash in lieu of common stock, (ii) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares and (iii) are exchanged with the Committee’s permission for awards not involving shares; and

•	awards issued under the Company’s previously-effective equity compensation plan (the 2008 Plan) that (i) are settled in cash in lieu of common stock, or (ii) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares.

The 2018 Plan prohibits the reuse of shares that are withheld or delivered to satisfy the exercise price of a stock option or to satisfy tax withholding requirements.

2018 Plan Termination

The 2018 Plan does not specify a certain termination date. Rather, it will terminate on the date determined by the Board of Directors or by the Committee.

2018 Plan Participants

The following persons are eligible to participate in the 2018 Plan: (i) all of the Company’s employees and all employees of the Company’s 50% or more owned subsidiaries; (ii) all employees of any 20% or more owned affiliates that the Company’s Board designates as a “participating employer;” (iii) the Company’s non-employee directors; and (iv) certain consultants to the Company and its subsidiaries and affiliates.

Types of Awards Allowed under the 2018 Plan

The 2018 Plan authorizes the grant of the following types of awards to all eligible participants: stock options; stock appreciation rights (SARs); stock awards; restricted stock; restricted stock units (RSUs); cash bonuses; performance-based awards; and any other award that is consistent with the 2018 Plan’s purpose.

Non-Employee Director Awards

The Board of Directors may provide that all or a portion of a non-employee director’s annual retainer, meeting fees and/or other awards or compensation be payable (either automatically or at the option of the non-employee directors) in the form of nonqualified stock options, restricted stock, RSUs, and other stock-based awards, subject to the limits set forth in the section titled “Award Limits” below. The Board of Directors will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board of Directors. Other than with respect to their retainer and other fees, the Board of Directors may also grant to the Company’s non-employee directors the same types of awards (other than incentive stock options) under the 2018 Plan that are granted to other participants, upon such terms as the Board of Directors may determine.

Award Limits

Subject to adjustment for changes in the Company’s capital structure, no participant may receive options, SARs, stock awards, restricted stock or RSUs under the 2018 Plan during any one calendar year that, taken together, relate to more than 750,000 shares. “Performance-based awards” are subject to a minimum one-year vesting period. The vesting period for all other awards must be a minimum of one year from the date of grant; provided that up to 5% of the total shares authorized for delivery under the 2018 Plan may be granted as awards that vest within one year after the date of grant.

The maximum number of shares of common stock subject to awards granted during a single fiscal year to any non-employee director, together with any cash fees paid to such non-employee director during the fiscal year, cannot exceed a total value of $500,000 (calculating the value of any awards based on the grant date fair value for financial reporting purposes).

Dividends

The 2018 Plan prohibits the payment of dividends on any unvested award.

Amendments to the 2018 Plan

The Board of Directors or the Committee may amend the 2018 Plan at any time and from time to time, except that the Board of Directors or the Committee must obtain stockholder approval to adopt any amendment (i) resulting in repricing stock options or otherwise increasing the benefits accruing to participants or to the Company’s non-employee directors; (ii) increasing the number of shares of the Company’s common stock issuable under the 2018 Plan; (iii) modifying the requirements for eligibility; or (iv) adversely affecting any award previously granted under the 2018 Plan, without the written consent of the affected participant.

The Committee also must obtain stockholder approval if the Committee believes stockholder approval is necessary or advisable to (i) permit awards to be exempt from liability under Section 16(b) of the Securities Exchange Act of 1934, as amended; (ii) comply with the listing or other requirements of an automated quotation system or stock exchange; or (iii) satisfy any other tax, securities or other applicable laws, policies or regulations.

Amendments to Outstanding Award Agreements

The Committee may generally amend, modify or terminate any outstanding award, provided that no amendment can (i) reduce or diminish the value of the award without the participant’s consent; (ii) extend the original term of an option or SAR without stockholder approval; or (iii) reduce the exercise price of an option or SAR, or cancel an option or SAR in exchange for cash or other awards or stock options or SARs with an exercise price that is less than the exercise price of the cancelled options or SARs, without prior stockholder approval.

Change in Control

In the event of a change in control of the Company (as defined in the 2018 Plan), to the extent (i) the successor entity does not assume the awards or substitute an “alternative award” (as defined in the 2018 Plan), or (ii) the participant’s employment with the successor entity is terminated without cause within one year following such change in control:

•	all stock options, SARs and any awards to the Company’s non-employee directors will fully vest;

•	all restrictions applicable to any unvested awards will lapse and the awards subject to those restrictions will fully vest; and

•	unless otherwise determined by the Board of Directors or the Committee in its sole discretion prior to the change in control, the value of all vested awards will be cashed out at the “change in control price” as defined in the 2018 Plan.

This is generally referred to as “double trigger” vesting. Notwithstanding the foregoing, the Board of Directors or the Committee may impose additional conditions in an individual’s award notice regarding the acceleration of awards upon a change of control.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on five proposals. A brief description of and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company’s stockholders elected the following nine directors for a term of one year. There were 1,372,149 broker non-votes with respect to the proposal.

Nominee	For	Withheld
Linda J. Hall, PhD	30,597,006	203,241
Julie D. Klapstein	30,468,206	332,041
Paul B. Kusserow	30,757,360	42,887
Richard A. Lechleiter	30,595,549	204,698
Jake L. Netterville	30,319,333	480,914
Bruce D. Perkins	30,595,985	204,262
Jeffrey A. Rideout, MD	30,596,137	204,110
Donald A. Washburn	30,326,594	473,653
Nathaniel M. Zilkha	30,465,796	334,451

Proposal 2. The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018. There were no broker non-votes with respect to the proposal.

For	Against	Abstain
31,812,864	351,627	7,905

Proposal 3. The Company’s stockholders re-approved the material terms of the performance goals under the Amedisys, Inc. 2008 Omnibus Incentive Compensation Plan for Internal Revenue Code Section 162(m) purposes. There were 1,372,149 broker non-votes with respect to the proposal.

For	Against	Abstain
30,445,030	283,589	71,628

Proposal 4. The Company’s stockholders approved the Amedisys, Inc. 2018 Omnibus Incentive Compensation Plan. There were 1,372,149 broker non-votes with respect to the proposal.

For	Against	Abstain
28,526,230	2,199,474	74,543

Proposal 5. The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers. There were 1,372,149 broker non-votes with respect to the proposal.

For	Against	Abstain
29,729,970	992,559	77,718

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amedisys, Inc. 2018 Omnibus Incentive Compensation Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Commission on April 25, 2018)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Paul B. Kusserow
Paul B. Kusserow
President and Chief Executive Officer

DATE: June 12, 2018